Ex 99.1

PTC Announces Third fiscal Quarter 2024 Results

Solid ARR and Cash Flow in Q3’24

Guiding to 11-12% Constant Currency ARR Growth and Maintaining Free Cash Flow Guidance for FY’24

BOSTON, MA, July 31, 2024 - PTC (NASDAQ: PTC) today reported financial results for its third fiscal quarter ended June 30, 2024.

“In our third fiscal quarter, we again delivered solid ARR and cash flow, with year over year ARR growth in the low double-digits and cash flow growth above 20%. We have a differentiated strategy that leverages our unique product portfolio to help product companies accelerate time to market and manage increasing complexity. It’s an exciting time because our products are at the epicenter of driving business transformation at our customers. We are strengthening our ability to scale our business by continuing to align our resources with our five focus areas,” said Neil Barua, CEO, PTC.

Third Quarter 2024 Highlights

Key operating and financial highlights are set forth below. The definitions of our operating and non-GAAP financial measures and reconciliations of non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

$ in millions	Q3’24	Q3'23	YoY Change	Q3’24 Guidance
ARR as reported	$2,126	$1,929	10%
Constant currency ARR	$2,125	$1,904	12%	$2,115 - $2,130
Operating cash flow	$214	$169	26%	~$225
Free cash flow	$212	$164	29%	~$220
Revenue[1]	$519	$542	(4%)[2]	$525 - $540
Operating margin[1]	18%	20%	(~180 bps)
Non-GAAP operating margin[1]	32%	34%	(~240 bps)
Earnings per share[1]	$0.57[3]	$0.51	11%	$0.41 - $0.54
Non-GAAP earnings per share[1]	$0.98[4]	$0.99	(1%)	$0.90 - $1.00
Total cash and cash equivalents	$248	$282	(12%)
Gross debt[5]	$1,816	$2,365[6]	(23%)

1 Revenue and, as a result, operating margin, operating profit, and earnings per share are impacted under ASC 606.

2 In Q3’24, revenue declined 3% year over year on a constant currency basis.

3 In Q3’24, GAAP EPS included a non-cash tax benefit of $14.2 million or $0.12, primarily associated with the effects of IRS procedural guidance issued in May 2024.

4 In Q3’24, non-GAAP EPS included a non-cash tax benefit of $9.8 million or $0.08, primarily associated with the effects of IRS procedural guidance issued in May 2024.

5 Gross debt excludes unamortized debt issuance costs.

6 Q3’23 gross debt included a deferred acquisition payment related to ServiceMax of $620 million, which was paid in October 2023.

Fiscal 2024 and Q4’24 Guidance

“In a selling environment that continued to be challenging, our Q3’24 ARR grew 10% year over year, and constant currency ARR grew 12% year over year, driven by our differentiated product portfolio, the resilience of our subscription business model, operational discipline, and the actions we have taken over time to align our investments with market opportunities. Our Q3’24 free cash flow growth of 29% was also solid, although slightly below our guidance due to timing. Reflecting our year-to-date performance and our outlook for the fourth quarter, we are updating our FY’24 constant currency ARR guidance range to 11 to 12 percent growth and maintaining our FY’24 free cash flow guidance. We believe we have set our guidance appropriately,” said Kristian Talvitie, CFO.

$ in millions	FY’24 Previous Guidance	FY’24 Guidance	FY’24 YoY Growth Guidance	Q4’24 Guidance

Constant currency ARR	$2,200 - $2,240	$2,200 - $2,220	11% - 12%	$2,200 - $2,220
Operating cash flow	~$745	~$740	~21%	~$88
Free cash flow	~$725	~$725	~23%	~$83
Revenue	$2,270 - $2,340	$2,270 - $2,320	8% - 11%	$598 - $648
Earnings per share	$2.52 - $3.22	$2.78 - $3.35	35% - 63%	$0.72 - $1.29
Non-GAAP earnings per share	$4.60 - $5.10	$4.85 - $5.21	12% - 20%	$1.30 - $1.66

Reconciliation of Operating Cash Flow Guidance to Free Cash Flow Guidance

In millions	FY’24 Guidance	Q4’24 Guidance

Operating Cash Flow	~$740	~$88
Capital expenditures	(~$15)	(~$5)
Free Cash Flow	~$725	~$83

Reconciliation of EPS Guidance to Non-GAAP EPS Guidance

	FY’24 Guidance	Q4’24 Guidance

Earnings per share	$2.78 - $3.35	$0.72 - $1.29
Stock-based compensation expense	$1.90 - $1.74	$0.56 - $0.40
Intangible asset amortization expense	~$0.67	~$0.17
Acquisition and transaction-related expense	~$0.02	~$0.00
Other non-operating expenses, related to an impairment loss on an available for sale debt security	~$0.02	~$0.00
Income tax adjustments related to the reconciling items	($0.59) – ($0.54)	($0.20) – ($0.15)
Non-GAAP Earnings per share	$4.85 - $5.21	$1.30 - $1.66

FY’24 and Q4'24 financial guidance includes the following assumptions:

•
We provide ARR guidance on a constant currency basis, using our FY’24 Plan foreign exchange rates (rates as of September 30, 2023) for all periods.
•
We expect churn to remain low.
•
For cash flow, due to invoicing and payments seasonality, and consistent with the past 3 years, we expect the majority of our collections to occur in the first half of our fiscal year and for fiscal Q4 to be our lowest cash flow generation quarter.
•
Compared to FY’23, at the midpoint of FY’24 ARR guidance, FY’24 GAAP operating expenses are expected to increase approximately 6%, and FY’24 non-GAAP operating expenses are expected to increase approximately 8%, primarily due to investments to drive future growth, the acquisition of ServiceMax, and foreign exchange rate fluctuations.
•
FY’24 GAAP P&L results are expected to include the items below, totaling approximately $295 million to $315 million, as well as their related tax effects:
•
approximately $210 million to $230 million of stock-based compensation expense,
•
approximately $81 million of intangible asset amortization expense,
•
approximately $2 million, net, related to acquisition and transaction-related expense and a restructuring credit, and
•
approximately $2 million of other non-operating expenses, related to an impairment loss on an available-for-sale debt security.
•
Our FY’24 GAAP tax rate is expected to be approximately 17% and our non-GAAP tax rate is expected to be approximately 19%.
•
Cash tax payments are expected to be approximately $65 million in FY’24.
•
Capital expenditures are expected to be approximately $15 million in FY’24.
•
Cash interest payments are expected to be approximately $135 million in FY’24.
•
Our long-term goal, assuming our Debt/EBITDA ratio is below 3x, is to return approximately 50% of our free cash flow to shareholders via share repurchases, while also taking into consideration the interest rate environment and strategic opportunities.
•
We expect to prioritize paying down our debt in FY’24.
•
We expect gross debt of approximately $1.7 billion at the end of FY’24.
•
We expect our fully diluted share count to be approximately 121 million in FY’24.

PTC’s Fiscal Third Quarter Conference Call

The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, July 31, 2024. To participate in the live conference call, dial (888) 330-2508 or (240) 789-2735, provide the passcode 7328695, and press # or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

We provide supplemental non-GAAP financial measures to our financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; restructuring and other charges and credits, net; non-operating charges and credits shown in the reconciliation provided; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Free Cash Flow: We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency exchange rate fluctuations. To present CC information, FY’24 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2023, rather than the actual exchange rates in effect during that period.

Operating Measure

ARR: ARR (Annual Run Rate) represents the annualized value of our portfolio of active subscription software, cloud, SaaS, and support contracts as of the end of the reporting period. We calculate ARR as follows:

•
We consider a contract to be active when the product or service contractual term commences (the “start date”) until the right to use the product or service ends (the “expiration date”). Even if the contract with the customer is executed before the start date, the contract will not count toward ARR until the customer right to receive the benefit of the products or services has commenced.
•
For contracts that include annual values that increase over time as there are additional deliverables in subsequent periods, which we refer to as ramp contracts, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation.
•
As ARR includes only contracts that are active at the end of the reporting period, ARR does not reflect assumptions or estimates regarding future customer renewals or non-renewals.
•
Active contracts are annualized by dividing the total active contract value by the contract duration in days (expiration date minus start date), then multiplying that by 365 days (or 366 days for leap years).

We believe ARR is a valuable operating measure to assess the health of a subscription business because it is aligned with the amount that we invoice the customer on an annual basis. We invoice customers annually for the current year of the contract. A customer with a one-year contract will typically be invoiced for the total value of the contract at the beginning of the contractual term, while a customer with a multi-year contract will be invoiced for each annual period at the beginning of each year of the contract.

ARR increases by the annualized value of active contracts that commence in a reporting period and decreases by the annualized value of contracts that expire in the reporting period.

As ARR is not annualized recurring revenue, it is not calculated based on recognized or unearned revenue and is not affected by variability in the timing of revenue under ASC 606, particularly for on-premises license subscriptions where a substantial portion of the total value of the contract is recognized at a point in time upon the later of when the software is made available, or the subscription term commences.

ARR should be viewed independently of recognized and unearned revenue and is not intended to be combined with, or to replace, either of those items. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

Organic ARR: We provide an organic ARR measure to help investors understand and assess the performance of our business without the distorting effects of ARR from acquisitions in the comparative period. We do not adjust for acquisitions that have an immaterial impact on our ARR results when providing organic ARR results.

Organic Constant Currency ARR: We provide an organic constant currency ARR measure to help investors understand and assess the performance of our business without the distorting effects of ARR from acquisitions in the comparative period and foreign exchange rate fluctuations. We do not adjust for acquisitions that have an immaterial impact on our ARR results when providing organic constant currency ARR results.

Deferred ARR: Deferred ARR is ARR attributable to our portfolio of subscription software, cloud, SaaS and support contracts that are not active as of the end of the reporting period but are contractually committed to commence in a future period.

Because ARR is independent of recognized and unearned revenue, deferred ARR should not be viewed as a measurement of revenue which will be recognized in future periods.

Forward-Looking Statements

Statements in this document that are not historic facts, including statements about our future financial and growth expectations and targets and potential stock repurchases, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve or may deteriorate due to, among other factors, high interest rates or increases in interest rates and inflation, volatile foreign exchange rates and the relative strength of the U.S. dollar, tightening of credit standards and availability, the effects of the conflicts between Russia and Ukraine and in the Middle East, and growing tensions with China, any of which could cause customers to delay or reduce purchases of new software, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect ARR and/or our financial results and cash flow; our investments in our software solutions may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if customers are slower to adopt those solutions than we expect or if they adopt competing solutions; our strategic initiatives to improve organizational and operational efficiency may not do so when or as we expect; other uses of cash or our credit facility limits could limit or preclude the return of 50% of free cash flow to shareholders via share repurchases, or could change our expectations about the amount and timing of any share repurchases; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including changes to tax laws in the U.S. and other countries and the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission.

About PTC (NASDAQ: PTC)

PTC (NASDAQ: PTC) is a global software company that enables industrial and manufacturing companies to digitally transform how they engineer, manufacture, and service the physical products that the world relies on. Headquartered in Boston, Massachusetts, PTC employs over 7,000 people and supports more than 25,000 customers globally. For more information, please visit www.ptc.com.

PTC.com @PTC Blogs

PTC Investor Relations Contact

Matt Shimao
SVP, Investor Relations

mshimao@ptc.com

investor@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023

Revenue:
Recurring revenue	$481,559	$498,410	$1,551,600	$1,407,662
Perpetual license	7,050	8,251	22,243	30,417
Professional services	30,030	35,681	98,082	112,354
Total revenue (1)	518,639	542,342	1,671,925	1,550,433

Cost of revenue (2)	111,916	115,854	331,991	325,150

Gross margin	406,723	426,488	1,339,934	1,225,283

Operating expenses:
Sales and marketing (2)	140,318	145,083	411,763	392,673
Research and development (2)	110,253	103,819	323,034	292,345
General and administrative (2)	49,659	57,055	180,391	173,949
Amortization of acquired intangible assets	10,672	10,670	31,459	29,352
Restructuring and other credits, net	-	(39)	(802)	(376)
Total operating expenses	310,902	316,588	945,845	887,943

Operating income	95,821	109,900	394,089	337,340
Other expense, net	(28,448)	(33,374)	(95,372)	(93,321)
Income before income taxes	67,373	76,526	298,717	244,019
Provision (benefit) for income taxes	(1,605)	15,128	48,907	44,082
Net income	$68,978	$61,398	$249,810	$199,937

Earnings per share:
Basic	$0.58	$0.52	$2.09	$1.69
Weighted average shares outstanding	119,893	118,483	119,533	118,186

Diluted	$0.57	$0.51	$2.07	$1.68
Weighted average shares outstanding	120,822	119,392	120,593	119,072

(1) See supplemental financial data for revenue by license, support and cloud services, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
License revenue (1)	$149,104	$192,940	$567,423	$562,631
Support and cloud services revenue	339,505	313,721	1,006,420	875,448
Professional services revenue	30,030	35,681	98,082	112,354
Total revenue	$518,639	$542,342	$1,671,925	$1,550,433

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Cost of revenue	$5,856	$5,847	$15,979	$15,668
Sales and marketing	15,167	14,513	46,023	39,554
Research and development	13,101	14,801	41,275	41,839
General and administrative	13,914	18,657	57,965	50,507
Total stock-based compensation	$48,038	$53,818	$161,242	$147,568

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023

GAAP gross margin	$406,723	$426,488	$1,339,934	$1,225,283
Stock-based compensation	5,856	5,847	15,979	15,668
Amortization of acquired intangible assets included in cost of revenue	9,685	9,841	28,835	25,817
Non-GAAP gross margin	$422,264	$442,176	$1,384,748	$1,266,768

GAAP operating income	$95,821	$109,900	$394,089	$337,340
Stock-based compensation	48,038	53,818	161,242	147,568
Amortization of acquired intangible assets	20,357	20,511	60,294	55,169
Acquisition and transaction-related charges	154	795	2,962	18,484
Restructuring and other credits, net	-	(39)	(802)	(376)
Non-GAAP operating income (1)	$164,370	$184,985	$617,785	$558,185

GAAP net income	$68,978	$61,398	$249,810	$199,937
Stock-based compensation	48,038	53,818	161,242	147,568
Amortization of acquired intangible assets	20,357	20,511	60,294	55,169
Acquisition and transaction-related charges	154	795	2,962	18,484
Restructuring and other credits, net	-	(39)	(802)	(376)
Non-operating charges, net (2)	-	-	2,000	5,147
Income tax adjustments (3)	(19,538)	(18,830)	(48,162)	(52,506)
Non-GAAP net income	$117,989	$117,653	$427,344	$373,423

GAAP diluted earnings per share	$0.57	$0.51	$2.07	$1.68
Stock-based compensation	0.40	0.45	1.34	1.24
Amortization of acquired intangibles	0.17	0.17	0.50	0.46
Acquisition and transaction-related charges	0.00	0.01	0.02	0.16
Restructuring and other credits, net	-	(0.00)	(0.01)	(0.00)
Non-operating charges, net (2)	-	-	0.02	0.04
Income tax adjustments (3)	(0.16)	(0.16)	(0.40)	(0.44)
Non-GAAP diluted earnings per share	$0.98	$0.99	$3.54	$3.14

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
GAAP operating margin	18.5%	20.3%	23.6%	21.8%
Stock-based compensation	9.3%	9.9%	9.6%	9.5%
Amortization of acquired intangibles	3.9%	3.8%	3.6%	3.6%
Acquisition and transaction-related charges	0.0%	0.1%	0.2%	1.2%
Restructuring and other credits, net	0.0%	0.0%	0.0%	0.0%
Non-GAAP operating margin	31.7%	34.1%	37.0%	36.0%

(2) In the first nine months of FY'24, we recognized an impairment loss of $2.0 million on an available-for-sale debt security. In the first nine months of FY'23, we recognized $4.2 million of financing charges for a debt commitment agreement associated with our acquisition of ServiceMax.

(3) Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. Additionally, in the first nine months of FY'24, adjustments exclude a tax expense of $3.6 million for a tax reserve related to prior years in a foreign jurisdiction.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	September 30,
	2024	2023

ASSETS

Cash and cash equivalents	$247,749	$288,103
Accounts receivable, net	674,959	811,398
Property and equipment, net	77,535	88,391
Goodwill and acquired intangible assets, net	4,352,750	4,299,760
Lease assets, net	131,297	143,028
Other assets	643,855	658,162

Total assets	$6,128,145	$6,288,842

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$687,614	$681,550
Debt, net of deferred issuance costs	1,811,154	1,695,785
Deferred acquisition payments (1)	-	620,040
Lease obligations	180,274	193,192
Other liabilities	434,424	420,985
Stockholders' equity	3,014,679	2,677,290

Total liabilities and stockholders' equity	$6,128,145	$6,288,842

(1) FY'23 Deferred acquisition payments represented the fair value of the $650 million payment associated with the ServiceMax, Inc. acquisition, which was paid in Q1'24.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023

Cash flows from operating activities:
Net income	$68,978	$61,398	$249,810	$199,937
Stock-based compensation	48,038	53,818	161,242	147,568
Depreciation and amortization	27,128	27,906	81,272	76,943
Amortization of right-of-use lease assets	7,684	8,141	23,143	24,705
Operating lease liability	(3,145)	(6,345)	(13,438)	(1,360)
Accounts receivable	23,915	13,043	131,422	99,521
Accounts payable and accruals	64,831	18,726	35	11,368
Deferred revenue	(32,578)	(17,396)	8,393	18,696
Income taxes	(19,882)	2,259	(1,795)	(9,910)
Other	28,830	7,673	11,786	(6,376)
Net cash provided by operating activities	213,799	169,223	651,870	561,092

Capital expenditures	(1,639)	(5,085)	(9,841)	(18,035)
Acquisition of businesses, net of cash acquired(1)	-	-	(93,457)	(828,271)
Borrowings (payments) on debt, net(2)	(195,125)	(180,000)	109,049	386,000
Deferred acquisition payment(3)	-	-	(620,040)	-
Net proceeds associated with issuance of common stock	-	-	12,709	10,592
Payments of withholding taxes in connection with vesting of stock-based awards	(21,405)	(19,467)	(92,589)	(75,489)
Settlement of net investment hedges	6,050	(1,660)	3,826	(14,204)
Net proceeds from sale (purchases) of investments	-	349	-	(5,474)
Credit facility origination costs	-	-	-	(13,355)
Other financing & investing activities	-	-	-	(371)
Foreign exchange impact on cash	(2,832)	(2,346)	(2,003)	6,835

Net change in cash, cash equivalents, and restricted cash	(1,152)	(38,986)	(40,476)	9,320
Cash, cash equivalents, and restricted cash, beginning of period	249,474	321,194	288,798	272,888
Cash, cash equivalents, and restricted cash, end of period	$248,322	$282,208	$248,322	$282,208

Supplemental cash flow information:
Cash paid for interest(3)	$18,375	$22,576	$112,394	$51,946

(1) In Q1'24, we acquired pure-systems for $93 million, net of cash acquired. In Q2'23, we acquired ServiceMax Inc. for $1,448 million, net of cash acquired. We paid $828 million in Q2'23 and the remaining $620 million in Q1'24.

(2) In Q1'24, we borrowed $740 million to fund the ServiceMax deferred acquisition payment and the pure-systems acquisition. Subsequently, we've made net payments of $631 million.

(3) In Q1'24, we made a payment of $650 million to settle the ServiceMax deferred acquisition payment liability, of which $620 million is a financing outflow and $30 million is an operating outflow and included in cash paid for interest.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Cash provided by operating activities	$213,799	$169,223	$651,870	$561,092
Capital expenditures	(1,639)	(5,085)	(9,841)	(18,035)
Free cash flow	$212,160	$164,138	$642,029	$543,057